SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - APRIL 8, 2005
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Compensation of Directors

On April 8, 2005, the Board of Directors of Columbia Laboratories, Inc. (the “Company”) increased the annual retainer for Stephen G. Kasnet, the Chairman of the Board of the Company, and Edward A. Blechschmidt, the Vice Chairman of the Board of the Company, from $15,000 per year to $40,000 per year, effective for 2005. All other compensation and reimbursement practices for non-employee directors remain unchanged. Directors who are employed by the Company do not receive any additional compensation for their Board activities.

The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors.

Annual Retainer, Chairman and Vice Chairman	$40,000

Annual Director Retainer	$15,000

Annual Committee Retainer	$1,000

Additional Annual Retainer: Committee Chair (except Audit Committee)	$1,000

Additional Annual Retainer: Audit Committee Chair	$5,000

Meeting Attendance Fees (per day)	$1,500	(in person)
	$500	(by telephone)

Stock Options Granted at Fair Market Value upon Election at Annual Meeting	10,000	(1)

Stock Options Granted per Committee at Fair Market Value upon Election at Annual Meeting	1,000	(2)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)	Consists of a grant of 10,000 options under the Company’s 1996 Long-Term Performance Plan, as amended (the “1996 Plan”). These options have a ten-year term and are exercisable after one year.

(2)	Consists of a grant of 1,000 options under the Company’s 1996 Plan for each committee assignment. These options have a ten-year term and are exercisable after one year.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

Exhibit No.	Description
10.1	Description of the registrant’s compensation and reimbursement practices for non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2005

COLUMBIA LABORATORIES, INC.

By:	/S/ David L. Weinberg
David L. Weinberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of the registrant’s compensation and reimbursement practices for non-employee directors.